EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER 2024 RESULTS

Q3 FY24 Net Sales of $151.3 Million

Q3 FY24 Gross Margin of 71.4%

Q3 FY24 Operating Income of $19.2 Million

Announces $25.0 Million Share Repurchase Authorization

Quincy, MA – December 11, 2024 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the third quarter of fiscal year 2024.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We delivered third quarter results inline with our expectations as we continued to execute the disciplined operating model yielding another quarter of healthy overall margin performance. While our customer has remained selective with her purchasing behavior and we have not yet seen the robust return to full price selling we saw earlier this year, we are maintaining our commitment to providing her the product, value and shopping experience she expects and appreciates from J.Jill. As we look ahead, we remain steadfast in our operating principles and continue to invest in strategic initiatives such as systems and new stores that we believe will enhance the omni-channel experience and broaden our reach longer-term. In addition to continuing to invest in the business, we are also pleased to further expand our total shareholder return strategy to include a new share repurchase program further underscoring our confidence in the business and the long-term opportunities that remain in front of us.”

For the third quarter ended November 2, 2024:

•

Net sales for the third quarter of fiscal 2024 increased 0.3% to $151.3 million compared to $150.9 million for the third quarter of fiscal 2023. The increase includes approximately $2.0 million of benefit due to the calendar shift with the 53rd week in fiscal 2023.

•

Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 0.8% for the third quarter of fiscal 2024. Total company comparable sales was negatively impacted by approximately 50 basis points due to hurricane-related disruptions in the quarter.

•	Direct to consumer net sales, which represented 45.7% of net sales, were up 0.3% compared to the third quarter of fiscal 2023.

•	Gross profit was $108.0 million compared to $108.6 million in the third quarter of fiscal 2023. Gross margin was 71.4% compared to 72.0% in the third quarter of fiscal 2023.

•

SG&A was $88.6 million compared to $86.5 million in the third quarter of fiscal 2023. Excluding non-recurring items from both periods, SG&A as a percentage of total net sales was 58.4% compared to 57.7% for the third quarter of fiscal 2023.

•

Operating income was $19.2 million compared to $22.1 million in the third quarter of fiscal 2023. Operating income margin for the third quarter of fiscal 2024 was 12.7% compared to 14.7% in the third quarter of fiscal 2023. Adjusted Income from Operations* was $21.4 million compared to $22.5 million in the third quarter of fiscal 2023.

•

Interest expense was $2.8 million compared to $6.5 million in the third quarter of fiscal 2023. Interest income was $0.5 million in the third quarter of fiscal 2024 compared to $0.7 million in the third quarter of fiscal 2023.

•

During the third quarter of fiscal 2024, the Company recorded an income tax provision of $4.5 million compared to $4.7 million in the third quarter of fiscal 2023 and the effective tax rate was 26.8% compared to 28.9% in the third quarter of fiscal 2023.

•	Net Income was $12.3 million compared to $11.6 million in the third quarter of fiscal 2023.

•

Net Income per Diluted Share was $0.80 for the third quarter of fiscal 2024 and 2023. Adjusted Net Income per Diluted Share* in the third quarter of fiscal 2024 was $0.89 compared to $0.83 in the third quarter of fiscal 2023.

•

Adjusted EBITDA* for the third quarter of fiscal 2024 was $26.8 million compared to $28.6 million in the third quarter of fiscal 2023. Adjusted EBITDA margin* for the third quarter of fiscal 2024 was 17.7% compared to 18.9% in the third quarter of fiscal 2023.

•

The Company opened three new stores, reopened one store that was temporarily closed for relocation in the second quarter of fiscal 2024 and temporarily closed one store due to hurricane damage, which has an uncertain reopening date. The store count at the end of the quarter is 247 stores.

For the thirty-nine weeks ended November 2, 2024:

•

Net sales for the thirty-nine weeks ended November 2, 2024 increased 2.2% to $468.0 million compared to $457.8 million for the thirty-nine weeks ended October 28, 2023. The increase includes approximately $2.0 million of benefit due to the calendar shift with the 53rd week in fiscal 2023.

•	Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 1.4% for the thirty-nine weeks ended November 2, 2024.

•	Direct to consumer net sales, which represented 46.6% of net sales, were up 5.1% compared to the thirty-nine weeks ended October 28, 2023.

•	Gross profit was $335.1 million compared to $329.3 million for the thirty-nine weeks ended October 28, 2023. Gross margin was 71.6% compared to 71.9% for the thirty-nine weeks ended October 28, 2023.

•

SG&A was $264.1 million compared to $253.7 million for the thirty-nine weeks ended October 28, 2023. Excluding non-recurring items from both periods, SG&A as a percentage of total net sales was 56.4% compared to 55.6% for the thirty-nine weeks ended October 28, 2023.

•

Operating income was $70.6 million compared to $75.6 million for the thirty-nine weeks ended October 28, 2023. Operating income margin for the thirty-nine weeks ended November 2, 2024 was 15.1% compared to 16.5% for the thirty-nine weeks ended October 28, 2023. Adjusted Income from Operations* was $75.9 million compared to $77.8 million for the thirty-nine weeks ended October 28, 2023.

•

Interest expense was $13.0 million compared to $19.8 million for the thirty-nine weeks ended October 28, 2023. Interest income was $2.0 million compared to $1.8 million for the thirty-nine weeks ended October 28, 2023.

•

During the thirty-nine weeks ended November 2, 2024, the Company recorded an income tax provision of $13.8 million compared to $13.3 million for the thirty-nine weeks ended October 28, 2023 and the effective tax rate was 27.1% compared to 29.8% for the thirty-nine weeks ended October 28, 2023.

•	Net Income was $37.2 million compared to $31.4 million for the thirty-nine weeks ended October 28, 2023.

•

Net Income per Diluted Share was $2.48 compared to $2.19 for the thirty-nine weeks ended October 28, 2023. Adjusted Net Income per Diluted Share* for the thirty-nine weeks ended November 2, 2024 was $3.15 compared to $3.00 for the thirty-nine weeks ended October 28, 2023.

•

Adjusted EBITDA* for the thirty-nine weeks ended November 2, 2024 was $92.6 million compared to $95.1 million for the thirty-nine weeks ended October 28, 2023. Adjusted EBITDA margin* for the thirty-nine weeks ended November 2, 2024 was 19.8% compared to 20.8% for the thirty-nine weeks ended October 28, 2023.

•

The Company opened four new stores for the thirty-nine weeks ended November 2, 2024 and temporarily closed one store due to hurricane damage, which has an uncertain reopening date. The store count at the end of the thirty-nine weeks ended November 2, 2024 is 247 stores.

Balance Sheet Highlights

•

Net Cash provided by Operating Activities for the thirty-nine weeks ended November 2, 2024, was $56.9 million compared to $56.7 million for the thirty-nine weeks ended October 28, 2023. Free cash flow* was $46.9 million compared to $45.9 million for the thirty-nine weeks ended October 28, 2023. The Company ended the third quarter of fiscal 2024 with a cash balance of $38.8 million.

•	Inventory at the end of the third quarter of fiscal 2024 was $61.7 million compared to $56.7 million at the end of the third quarter of fiscal 2023.

*

Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

On December 6, 2024, J.Jill’s Board of Directors authorized a share repurchase program for up to an aggregate amount of $25.0 million of the Company’s outstanding common stock over the next 2 years. The program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Quarterly Dividend Payment

On December 4, 2024, the Board declared a cash dividend of $0.07 per share, payable on January 9, 2025 to stockholders of record of issued and outstanding shares of the Company’s common stock as of December 26, 2024.

Outlook

For the fourth quarter of fiscal 2024, the Company expects net sales to be down 4% to 6% compared to the 14-week fourth quarter of fiscal 2023. The Company expects total company comparable sales to be up 1% to 3% compared to the comparable 13-week period in the prior fiscal year and expects Adjusted EBITDA to be in the range of $12.0 million to $14.0 million for the fourth quarter of fiscal 2024.

For fiscal 2024, the Company expects net sales to be about flat to up 1% compared to fiscal 2023, total company comparable sales to be up 1% to 2% and for Adjusted EBITDA to be in the range of $105.0 million to $107.0 million, reflecting a year-over-year decline of 5% to 7% compared to fiscal 2023. This net sales and Adjusted EBITDA guidance reflects the negative impact from the loss of the 53rd week in fiscal 2023 of $7.9 million in net sales and $2.2 million in Adjusted EBITDA as well as investments to support profitable sales growth, including approximately $2.0 million in operating expenses related to the Company’s Order Management System (“OMS”) project.

Excluding the impact of the 53rd week as well as the operating expense investment in the OMS project, the Company expects fiscal 2024 net sales to grow in the range of 1% to 2% and Adjusted EBITDA to decline in the range of 2% to 4% compared to the prior year.

The Company now expects net store count growth of 4 stores to end fiscal 2024, excluding the impact of the hurricane closure. The Company continues to expect total capital expenditures of approximately $22.0 million, which reflects the treatment of cloud based software implementation costs as prepaid expense.

Conference Call Information

A conference call to discuss third quarter 2024 results is scheduled for today, December 11, 2024, at 4:30 p.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until December 18, 2024.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income plus depreciation and amortization, income tax provision, interest expense, interest expense - related party, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane, and other non-recurring items primarily consisting of outside legal and professional fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.

•

Adjusted Income from Operations, which represents operating income plus equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane, and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane, and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of Cash from Operations to Free Cash Flows” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and our Quarterly Report on Form 10-Q for the quarter ended August 28, 2024. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Net sales (a)	$151,260	$150,881
Costs of goods sold (exclusive of depreciation and amortization)	43,285	42,283

Gross profit	107,975	108,598
Selling, general and administrative expenses (a)	88,646	86,450
Impairment of long-lived assets	102	21

Operating income	19,227	22,127
Interest expense (b)	2,849	6,501
Interest income (b)	(494)	(707)

Income before provision for income taxes	16,872	16,333
Income tax provision	4,524	4,717

Net income and total comprehensive income	$12,348	$11,616

Net income per common share:
Basic	$0.81	$0.82
Diluted	$0.80	$0.80
Weighted average common shares:
Basic	15,331,712	14,169,955
Diluted	15,490,876	14,448,228
Cash dividends declared per common share	$0.07	—

(a)

For the third quarter of fiscal 2023, Net sales includes $0.7 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.

(b)	Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Net sales (a)	$468,015	$457,758
Costs of goods sold (exclusive of depreciation and amortization)	132,909	128,423

Gross profit	335,106	329,335
Selling, general and administrative expenses (a)	264,072	253,705
Impairment of long-lived assets	413	66

Operating income	70,621	75,564
Loss on extinguishment of debt	8,570	—
Loss on debt refinancing	—	12,702
Interest expense (b)	13,009	18,758
Interest expense - related party	—	1,074
Interest income (b)	(2,020)	(1,750)

Income before provision for income taxes	51,062	44,780
Income tax provision	13,827	13,346

Net income and total comprehensive income	$37,235	$31,434

Net income per common share:
Basic	$2.51	$2.22
Diluted	$2.48	$2.19
Weighted average common shares:
Basic	14,831,762	14,130,734
Diluted	14,994,786	14,379,529
Cash dividends declared per common share	$0.14	—

(a)

For the thirty-nine weeks ended October 28, 2023, Net sales includes $2.5 million of processing fee income related to customer sales returns that was previously included in Selling, general and administrative expenses.

(b)	Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	November 2, 2024	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$38,765	$62,172
Accounts receivable	6,535	5,042
Inventories, net	61,737	53,259
Prepaid expenses and other current assets	18,774	17,656

Total current assets	125,811	138,129
Property and equipment, net	52,091	54,118
Intangible assets, net	62,223	66,246
Goodwill	59,697	59,697
Operating lease assets, net	112,358	108,203
Other assets	6,076	1,787

Total assets	$418,256	$428,180

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$50,936	$41,112
Accrued expenses and other current liabilities	42,534	42,283
Current portion of long-term debt	2,188	35,353
Current portion of operating lease liabilities	34,251	36,204

Total current liabilities	129,909	154,952
Long-term debt, net of discount and current portion	69,124	120,595
Deferred income taxes	9,511	10,967
Operating lease liabilities, net of current portion	105,161	103,070
Other liabilities	1,290	1,378

Total liabilities	314,995	390,962

Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,340,378 and 10,614,454 shares issued and outstanding at November 2, 2024 and February 3, 2024, respectively	153	107
Additional paid-in capital	241,998	213,236
Accumulated deficit	(138,890)	(176,125)

Total shareholders’ equity	103,261	37,218

Total liabilities and shareholders’ equity	$418,256	$428,180

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Net income	$12,348	$11,616
Add (Less):
Depreciation and amortization	5,257	5,792
Income tax provision	4,524	4,717
Interest expense (a)	2,849	6,501
Interest income (a)	(494)	(707)
Adjustments:
Equity-based compensation expense (b)	1,726	942
Write-off of property and equipment (c)	17	19
Amortization of cloud-based software implementation costs (d)	180	283
Adjustment for exited retail stores (e)	—	(632)
Impairment of long-lived assets (f)	102	21
Loss due to hurricane (g)	252	—
Other non-recurring items (h)	47	—

Adjusted EBITDA	$26,808	$28,552

Net sales (i)	151,260	150,881
Adjusted EBITDA margin	17.7%	18.9%

(a)	Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.

(b)

Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.

(c)	Represents net gain or loss on the disposal of fixed assets.

(d)

Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for the third quarter of fiscal 2023 has been restated to include such adjustments to Net income.

(e)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(f)	Represents impairment of long-lived assets related to right of use assets and leasehold improvements.

(g)	Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.

(h)	Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal and professional fees.

(i)	For the third quarter of fiscal 2023, Net sales includes $0.7 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Net income	$37,235	$31,434
Add (Less):
Depreciation and amortization	16,091	16,854
Income tax provision	13,827	13,346
Interest expense (a)	13,009	18,758
Interest expense - related party	—	1,074
Interest income (a)	(2,020)	(1,750)
Adjustments:
Equity-based compensation expense (b)	4,676	2,757
Write-off of property and equipment (c)	74	65
Amortization of cloud-based software implementation costs (d)	645	399
Loss on extinguishment of debt (e)	8,570	—
Loss on debt refinancing (f)	—	12,702
Adjustment for exited retail stores (g)	(615)	(632)
Impairment of long-lived assets (h)	413	66
Loss due to hurricane (i)	252	—
Other non-recurring items (j)	485	2

Adjusted EBITDA	$92,642	$95,075

Net sales (k)	$468,015	$457,758
Adjusted EBITDA margin	19.8%	20.8%

(a)	Beginning fiscal 2024, Interest income is presented separately from Interest expense. The prior period has been conformed with the current period presentation.

(b)

Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.

(c)	Represents net gain or loss on the disposal of fixed assets.

(d)

Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses. Adjusted EBITDA for the thirty-nine weeks ended October 28, 2023 has been restated to include such adjustments to Net income.

(e)	Represents loss on the prepayment of a portion of the term loan.

(f)	Represents loss on the repayment of the Priming and the Subordinated Credit Agreement.

(g)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(h)	Represents impairment of long-lived assets related to right of use assets and leasehold improvements.

(i)	Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.

(j)	Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal and professional fees.

(k)	For the thirty-nine weeks ended October 28, 2023, Net sales includes $2.5 million of processing fee income that was previously included in Selling, general and administrative expenses.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Operating income	$19,227	$22,127
Add (Less):
Equity-based compensation expense (a)	1,726	942
Write-off of property and equipment (b)	17	19
Adjustment for exited retail stores (c)	—	(632)
Impairment of long-lived assets (d)	102	21
Loss due to hurricane (e)	252	—
Other non-recurring items (f)	47	—

Adjusted income from operations	$21,371	$22,477

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Operating income	$70,621	$75,564
Add (Less):
Equity-based compensation expense (a)	4,676	2,757
Write-off of property and equipment (b)	74	65
Adjustment for exited retail stores (c)	(615)	(632)
Impairment of long-lived assets (d)	413	66
Loss due to hurricane (e)	252	—
Other non-recurring items (f)	485	2

Adjusted income from operations	$75,906	$77,822

(a)

Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted income from operations for the third quarter of fiscal 2023 and for the thirty-nine weeks ended October 28, 2023 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.

(b)

Represents net gain or loss on the disposal of fixed assets. Adjusted income from operations for the third quarter of fiscal 2023 and for the thirty-nine weeks ended October 28, 2023 has been restated to include such adjustments to Operating income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.

(c)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(d)	Represents impairment of long-lived assets related to right of use assets and leasehold improvements.

(e)	Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.

(f)	Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal and professional fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Net income	$12,348	$11,616
Add: Income tax provision	4,524	4,717

Income before provision for income tax	16,872	16,333
Adjustments:
Equity-based compensation expense (a)	1,726	942
Write-off of property and equipment (b)	17	19
Adjustment for exited retail stores (c)	—	(632)
Impairment of long-lived assets (d)	102	21
Loss due to hurricane (e)	252	—
Other non-recurring items (f)	47	—

Adjusted income before income tax provision	19,016	16,683
Less: Adjusted tax provision (g)	5,172	4,655

Adjusted net income	$13,844	$12,028

Adjusted net income per share:
Basic	$0.90	$0.85
Diluted	$0.89	$0.83
Weighted average number of common shares:
Basic	15,331,712	14,169,955
Diluted	15,490,876	14,448,228

(a)

Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted net income for the third quarter of fiscal 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.

(b)

Represents net gain or loss on the disposal of fixed assets. Adjusted net income for the third quarter of fiscal 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.

(c)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(d)	Represents impairment of long-lived assets related to right of use assets and leasehold improvements.

(e)	Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.

(f)	Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal and professional fees.

(g)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.2% for the third quarter of fiscal 2024 and 27.9% for the third quarter of fiscal 2023.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Net income	$37,235	$31,434
Add: Income tax provision	13,827	13,346

Income before provision for income tax	51,062	44,780
Adjustments:
Equity-based compensation expense (a)	4,676	2,757
Write-off of property and equipment (b)	74	65
Loss on extinguishment of debt (c)	8,570	—
Loss on debt refinancing(d)	—	12,702
Adjustment for exited retail stores (e)	(615)	(632)
Impairment of long-lived assets (f)	413	66
Loss due to hurricane (g)	252	—
Other non-recurring items (h)	485	2

Adjusted income before income tax provision	64,917	59,740
Less: Adjusted tax provision (i)	17,657	16,667

Adjusted net income	$47,260	$43,073

Adjusted net income per share:
Basic	$3.19	$3.05
Diluted	$3.15	$3.00
Weighted average number of common shares:
Basic	14,831,762	14,130,734
Diluted	14,994,786	14,379,529

(a)

Represents expenses associated with equity incentive instruments granted to our management and Board of Directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant. Adjusted net income for the thirty-nine weeks ended October 28, 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, equity-based compensation expense is included as an adjustment. The prior period has been conformed with the current period presentation.

(b)

Represents net gain or loss on the disposal of fixed assets. Adjusted net income for the thirty-nine weeks ended October 28, 2023 has been restated to include such adjustments to Net income. Beginning fiscal 2024, write-off of property and equipment is included as an adjustment. The prior period has been conformed with the current period presentation.

(c)	Represents loss on the prepayment of a portion of the term loan.

(d)	Represents loss on the repayment of the Priming and Subordinated Credit Agreement.

(e)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(f)	Represents impairment of long-lived assets related to right of use assets and leasehold improvements.

(g)	Represents loss on write-off of property and equipment and inventory at one store location due to hurricane.

(h)	Represents items management believes are not indicative of ongoing operating performance, including non-ordinary course legal and professional fees.

(i)	The adjusted tax provision for adjusted net income is estimated by applying a rate of 27.2% for the thirty-nine weeks ended November 2, 2024 and 27.9% for the thirty-nine weeks ended October 28, 2023.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$19,067	$21,067
Net cash used in investing activities	(5,487)	(3,655)
Net cash used in financing activities	(3,281)	(2,200)

Net change in cash and cash equivalents	10,299	15,212
Cash and cash equivalents:
Beginning of Period	28,466	48,903

End of Period	$38,765	$64,115

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$56,947	$56,682
Net cash used in investing activities	(10,047)	(10,760)
Net cash used in financing activities	(70,307)	(68,860)

Net change in cash and cash equivalents	(23,407)	(22,938)
Cash and cash equivalents:
Beginning of Period	62,172	87,053

End of Period	$38,765	$64,115

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$19,067	$21,067
Less: Capital expenditures (a)	(5,487)	(3,655)

Free cash flow	$13,580	$17,412

	For the Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$56,947	$56,682
Less: Capital expenditures (a)	(10,047)	(10,760)

Free cash flow	$46,900	$45,922

(a)	Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241